Exhibit 3.2

AQUINOX PHARMACEUTICALS (USA) INC.

SECOND AMENDED AND RESTATED BYLAWS

June 11, 2010

i.

3.2.	Term of Office	7
3.3.	Removal of Officers	7
3.4.	Resignation	7
3.5.	Vacancies	7
3.6.	Compensation	7
3.7.	Powers	7
3.8.	Chief Executive Officer	7
3.9.	President	8
3.10.	Vice Presidents	8
3.11.	Chief Financial Officer	8
3.12.	Chief Operating Officer	8
3.13.	Treasurer	8
3.14.	Assistant Treasurers	8
3.15.	Controller	9
3.16.	Secretary	9
3.17.	Assistant Secretaries	9

Article 4.	Capital Stock	9

4.1.	Stock Certificates	9
4.2.	Registration; Registered Owners	10
4.3.	Stockholder Addresses	10
4.4.	Transfer of Shares	10
4.5.	Lost, Stolen, Destroyed or Mutilated Certificates	10

Article 5.	General Provisions	10

5.1.	Waiver of Notice	10
5.2.	Electronic Transmissions	11
5.3.	Fiscal Year	11
5.4.	Voting Stock of Other Organizations	11
5.5.	Corporate Seal	11
5.6.	Amendment of Bylaws	11
5.7.	Dividends	11

Article 6.	Indemnification	11

6.1.	Indemnification	11
6.2.	Advancement of Expenses	11
6.3.	Non-Exclusivity	12
6.4.	Heirs and Beneficiaries	12
6.5.	Effect of Amendment	12

ii.

BYLAWS

OF

AQUINOX PHARMACEUTICALS (USA) INC.

Adopted on June 11, 2010.

Article 1. Stockholders’ Meetings

1.1. Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine. Rather than holding a meeting at any place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the General Corporation Law of the State of Delaware.

1.2. Annual Meeting. The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the board of directors. No other person or persons may call a special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4. Remote Communications. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the General Corporation Law of the State of Delaware. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.

1.5. Notice of Meetings. Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which Aquinox Pharmaceuticals (USA) Inc. (the “Company”) will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the General Corporation Law of the State of Delaware, notice shall be given at least 10 days but not more than 60 days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the General Corporation Law of the State of Delaware and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the Company’s records. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the General Corporation Law of the State of Delaware. An affidavit of the Company’s secretary, an assistant secretary or an agent of the Company that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6. Quorum. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Article 1.7 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7. Adjournment of Meetings. Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8. Voting List. At least 10 days before every meeting of the stockholders, the secretary of the Company shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares. This voting list does not need to include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned, although it may do so. For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Company’s principal place of business. If the list is made available on an electronic network, the Company may take reasonable steps to ensure that it is available only to stockholders. If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.

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1.9. Stockholders’ Designated Attendees. Each stockholder may from time to time designate up to two individuals who are employees of or counsel to the stockholders to attend at meetings of the stockholders of the Company and those individuals shall be permitted to attend meetings of the stockholders of the Company. The Company shall provide each stockholder with a copy of the minutes of each meeting of the stockholders of the Company within 60 days thereof.

1.10. Deposit of Proxies. To the extent permitted by the General Corporation Law of the State of Delaware, a stockholder may deposit a proxy and the power of attorney, appointment of authorized representative or other authority, if any, under which it is signed at any time before the proper commencement of the stockholders’ meeting to which the proxy relates and any such proxy may be so deposited with the chairperson of such meeting. To the extent permitted by the General Corporation Law of the State of Delaware, a proxy deposited in accordance with this section shall be accepted as valid.

1.11. Vote Required. Subject to the provisions of the General Corporation Law of the State of Delaware requiring a higher level of votes to take certain specified actions and to the terms of the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that set special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter. The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.12. Chairperson; Secretary. The following people shall preside over any meeting of the stockholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the stockholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.13. Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

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1.14. Inspectors of Elections. The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof Inspectors may be officers, employees or agents of the Company. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. Inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter that that inspector or inspectors determined.

1.15. Record Date. If the Company proposes to take any action for which the General Corporation Law of the State of Delaware would permit it to set a record date, the board of directors may set such a record date as provided under the General Corporation Law of the State of Delaware.

1.16. Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the General Corporation Law of the State of Delaware. Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the General Corporation Law of the State of Delaware.

Article 2. Directors

2.1. Number. The board of directors shall consist of seven (7) directors. Directors need not be stockholders.

2.2. Term of Office. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3. Resignation. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the Company addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the Company unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4. Vacancies. Any vacancy in the board of directors caused by the death, resignation or removal of a director shall be filled only by a vote of the stockholders of the Company.

2.5. Regular Meetings. The board of directors shall meet at least five times per year (until such time as the board of directors determines to alter this schedule) at such place as the board of directors may determine from time to time.

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2.6. Special Meetings. Special meetings of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or by any director. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

2.7. Notice. Unless otherwise waived in writing by all of the directors, the Company shall give each director written notice of all meetings, together with an agenda of items to be discussed and a brief description of each item, at least three business days in advance of the meeting. Written notice may be accomplished by (i) personally delivering written notice to the director’s last known business or home address, (ii) delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type, (iii) depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than three business days preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director. The Company shall provide each director with copies of the minutes of each meeting within 60 days of each such meeting.

2.8. Observers. Any holder that has purchased Series Preferred Stock (as such term is defined by the Certificate of Incorporation) with an aggregate purchase price equal to or greater than $4,000,000, shall have the right to appoint one person to act as an observer at all meetings of the board of directors of the Company; provided, however, that any holder of Series Preferred Stock who has appointed a director shall not have the right to appoint an observer pursuant to this Section 2.8. Each observer will have the right to receive notice of all meetings of the Company’s board of directors and the right to speak thereat and will receive all information and material presented to the board of directors as would a director. For purposes of this Section 2.8, “fully-diluted basis” means that all options, warrants or other rights of any kind to acquire shares of Common Stock and all securities of the Company and Aquinox Pharmaceuticals Inc. convertible or exchangeable (directly or indirectly) into shares of Common Stock outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the shares of Common Stock issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the person(s) entitled to receive such shares of Common Stock and assuming the redemption of all special voting stock in accordance with the rights, privileges, restrictions and conditions attached thereto.

2.9. Additional Information. Subject to the General Corporation Law of the State of Delaware, each director of the Company shall have the right to request such additional information concerning the affairs of the Company and its subsidiaries as the director reasonably considers necessary in order to understand and assess the affairs of the Company or its subsidiaries, and the Company shall in response to each such request provide or cause to be provided to the director or observer as promptly as possible the additional information reasonably requested.

2.10. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum, provided that three of such number includes directors nominated

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by Johnson & Johnson Development Corporation, Ventures West 8 Limited Partnership and Pfizer, Inc. If a quorum is not present at the commencement of a board meeting, then the directors present may not transact any business and such directors shall be deemed to have adjourned such meeting to the same time and place on the same day the following week. At such reconvened meeting, a quorum for the transaction of business shall be a majority of the directors then in office, one of whom shall be a director nominated by Johnson & Johnson Development Corporation, Ventures West 8 Limited Partnership or Pfizer, Inc. A quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.

2.11. Vote Required. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.12. Chairperson; Secretary. If the chairperson and the vice chairperson are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it. In the absence of the secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.13. Use of Communications Equipment. Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence for the purpose of quorum and voting at such meeting.

2.14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.15. Compensation of Directors. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.16. Committees. There will be an audit committee and a compensation committee of the board of directors and such other committees as the board of directors may form. The audit committee and the compensation committee will be composed of independent directors who are not members of the Company’s management. The audit committee and compensation committee shall each be composed of at least three members, one of whom shall be a director nominated by Ventures West 8 Limited Partnership, Johnson & Johnson Development Corporation or Pfizer Inc. The members of both the audit committee and the compensation committee shall be selected by a simple majority vote of the board of directors. Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the General Corporation Law of the State of Delaware, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may

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otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.17. Chairperson and Vice Chairperson of the Board. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1. Offices Created; Qualifications; Election. The Company shall have a chief executive officer, a president, a secretary, a treasurer and such other officers, if any, as the board of directors from time to time may appoint. Any officer may be, but need not be, a director or stockholder. The same person may hold any two or more offices. The board of directors may elect officers at any time.

3.2. Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3. Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4. Resignation. An officer may resign at any time by giving notice in writing or by electronic transmission to the Company addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the Company unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5. Vacancies. A vacancy in any office may be filled by the board of directors.

3.6. Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7. Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

3.8. Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business,

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affairs and policies of the Company and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the Company.

3.9. President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the Company. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the Company. If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10. Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.11. Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the Company and shall perform such other duties as the chief executive officer may assign.

3.12. Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the Company and shall perform such other duties as the chief executive officer may assign.

3.13. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the Company. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the Company and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14. Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall

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determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15. Controller. The controller, if any, shall be the chief accounting officer of the Company and shall be in charge of its books of account, accounting records and accounting procedures.

3.16. Secretary. The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors. The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. Unless the Company has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the Company. The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17. Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1. Stock Certificates. The Company’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Notwithstanding the adoption of such a resolution, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a certificate representing such shares in such form as shall be approved by the board of directors. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Company by (i) the chairperson or vice chairperson, if any, of the board of directors, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. Each certificate shall have on its face or back a statement that the Company will furnish without charge to each

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stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

4.2. Registration; Registered Owners. The name of each person owning a share of the Company’s capital stock shall be entered on the books of the Company together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the dates of issue of each certificate. The Company shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Company.

4.3. Stockholder Addresses. It shall be the duty of each stockholder to notify the Company of the stockholder’s address.

4.4. Transfer of Shares. Registration of transfer of shares of the Company’s stock shall be made only on the books of the Company at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the Company) and upon surrender of the certificate or certificates representing those shares properly endorsed or accompanied by a duly executed stock power. The Company shall refuse to register any transfer of shares or other securities of the Company that were issued by the Company to persons outside the United States who were not U.S. persons in reliance upon Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), unless the transfer of such securities is made in accordance with Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The terms “United States” and “U.S. person” have the meanings attributed thereto in Regulation S under the Securities Act. The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5. Lost, Stolen, Destroyed or Mutilated Certificates. The Company may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Company such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article 5. General Provisions

5.1. Waiver of Notice. Any stockholder or director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the Company. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting,

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except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.

5.2. Electronic Transmissions. For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the General Corporation Law of the State of Delaware.

5.3. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the board of directors.

5.4. Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Company (with power of substitution) at any meeting of the stockholders, members or other owners of any other company or organization the securities or ownership interests of which are owned by the Company.

5.5. Corporate Seal. The Company shall have no seal.

5.6. Amendment of Bylaws. These bylaws, including any bylaws adopted or amended by the stockholders, may be amended or repealed by the board of directors.

5.7. Dividends. Dividends upon the capital stock of the Company, subject to the applicable provisions of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting.

Article 6. Indemnification

6.1. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise).

6.2. Advancement of Expenses. Upon written request from an Indemnified Person, the Company shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The Company’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the General Corporation Law of the State of Delaware.

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6.3. Non-Exclusivity. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

6.4. Heirs and Beneficiaries. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

6.5. Effect of Amendment. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

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